EXHIBIT 4.16

The Warrant and the securities issuable upon exercise of this Warrant (the “Securities”) have not been registered under the United States Securities Act of 1933, as amended (the “US Securities Act”) or under any state securities or Blue Sky laws (“Blue Sky Laws”). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the US Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the US Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.

WARRANT TO PURCHASE COMMON SHARES IN THE CAPITAL

OF ADHEREX TECHNOLOGIES INC.

Warrant No. [ ]	Ottawa, Ontario
November 20, 2002

This certifies that, for value received, [                                ], or his successors or assigns (the “Holder”) is entitled to purchase from Adherex Technologies Inc., a corporation amalgamated under the Canada Business Corporations Act (the “Company”), [                    ] ([            ]) fully paid and nonassessable common shares (the “Common Shares”) in the capital of the Company’s, at an exercise price of CAN $0.717 per Common Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time on or after May 20, 2003 (the “Vesting Date”); provided, however, that, Holder shall in no event have the right to exercise this Warrant or any portion thereof later than May 20, 2007 (the “Expiry Date”) after which date all rights under this Warrant shall terminate and be of no further force or effect.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise of Warrant.

(a) Exercise for Cash. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Common Share), at any time between the Vesting Date and the Expiry Date, by the surrender of this Warrant (properly endorsed, if required, at the Company’s principal office in Ottawa, Ontario, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Common Shares. The Company agrees that the Common Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares as aforesaid (the “Exercise Date”). Certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Common Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

(b) Cashless Exercise. Upon receipt of a notice of cashless exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of Common Shares that is equal to the quotient obtained by dividing (x) the value of the Warrant on the date that the Warrant shall have been surrendered (determined by subtracting the aggregate exercise price for the Common Shares in effect on the Exercise Date from the aggregate Fair Market Value (hereinafter defined) for the Common Shares by (y) the Fair Market Value of one Common Share. A notice of “cashless exercise” shall state the number of Common Shares as to which the Warrant is being exercised. “Fair Market Value” for purposes of this Section (b) shall mean the average of the Common Share closing prices reported by the Toronto Stock Exchange (“TSX”) or such other principal exchange or automated quotation systems on which the Common Shares are traded or quoted, as the case may be, for the ten (10) trading days immediately preceding the Exercise Date or, in the event no public market shall exist for the Common Shares at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Shares as the same shall be determined in the good faith discretion of the Board of Directors of the Company (the “Board”), after full consideration of all factors then deemed relevant by such Board in establishing such value, including by way of illustration and not limitation, the per share purchase price of Common Share or per security convertible into one Common Share of the most recent sale of Common Shares or securities convertible into Common Shares by the Company after the date hereof all as evidenced by the vote of a majority of the directors then in office.

2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a) Until this Warrant is transferred on the books of the Company, the Company will, and shall be entitled to, treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c) The Warrant may not be transferred, and the Common Shares underlying this Warrant may not be transferred, without the Holder obtaining an opinion of legal counsel satisfactory in form and substance to the Company’s legal counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of the Province of Ontario, the United States Securities Act of 1933, as amended (the “US Securities Act”), and all other applicable provincial, state and federal securities laws, regulations and orders. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of legal counsel.

(d) Neither this issuance of this Warrant nor the issuance of the Common Shares underlying this Warrant have been registered under the US Securities Act.

3. Certain Covenants of the Company. The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Common Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Number of Common Shares. The Exercise Price and number of Common Shares which may be purchased pursuant to the rights represented by this Warrant are subject to the following adjustments:

(a) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of shares of the Company payable in Common Shares or securities convertible into or exercisable for Common Shares (“Common Share Equivalents”) shall be paid by the Company, (ii) the Company shall subdivide its then outstanding Common Shares into a greater number of shares, or (iii) the Company shall combine its outstanding Common Shares, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of Common Shares outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of Common Shares outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than CAN $.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than CAN $.05 per share.

(b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Common Shares purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of Common Shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the Company (other than the issuance of any Common Shares in subdivision of outstanding Common Shares by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), (ii) any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Shares shall be entitled to receive cash, shares, securities, or assets with respect to or in exchange for Common Shares, or (iii) any dividend or any other distribution upon any class of shares of the Company payable in shares of the Company of a different class, other securities of the Company, or other property of the Company (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Common Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

5. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.

6. Registration Rights. If at any time the Company shall propose to file any registration statement (other than any registration on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto) under the US Securities Act covering a public offering of the Company’s Common Stock (the “Registration Statement”), it will notify the Holder hereof at least thirty (30) days prior to each such filing (the “Registration Notice”) and will use its best efforts to include in the Registration Statement (to the extent permitted by applicable regulation), the Shares purchased or purchasable by the Holder upon the exercise of the Warrant to the extent requested by the Holder hereof within twenty (20) days after receipt of notice of such filing (which request shall specify the interest in this Warrant or the Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof); provided, however, that if a greater number of Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Shares proposed to be offered by such Holder for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission, except that the Holder shall pay all fees, disbursements and expenses of any counsel or expert retained by the Holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in the Registration Statement. The Holder of this Warrant agrees to cooperate with the Company in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the US Securities Act as to any proposed distribution. The Holder understands that if the Company has not received such information requested by the Company in the Registration Notice within 20 days after Holder’s receipt thereof, the Company shall have no obligation to include any of Holder’s Shares in the Registration Statement.

7. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

8. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

9. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to the head office of the Company, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

IN WITNESS WHEREOF, Adherex Technologies Inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

ADHEREX TECHNOLOGIES INC.

By:
Its:

SUBSCRIPTION FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                          common shares in the capital of Adherex Technologies Inc. (the “Shares”) to which such Warrant relates and herewith makes payment of CAN $                     therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to,                                         , the address for whom is set forth below the signature of the undersigned:

Dated:

(Signature)

(Address)

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                          the right to purchase common shares in the capital of Adherex Technologies Inc. to which the within Warrant relates and appoints                                  attorney, to transfer said right on the books of                              with full power of substitution in the premises.

Dated:

(Signature)

(Address)